TIDAL TRUST III 485BPOS

Exhibit 99.(h)(i)(ii)

SECOND AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of July 25, 2024, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of September 1, 2023 by and between Tidal Trust III , a Delaware statutory trust (the “Trust”), Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”) and Tidal Investments LLC (the “Adviser”), solely in respect of the rights and obligations set forth in Section 4 and applicable provisions of Section 12 and 13 of the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended, to:

Add the following funds:

•	TradersAI Large Cap Equity & Cash ETF
•	Rockefeller Opportunistic Municipal Bond ETF
•	Rockefeller California Municipal Bond ETF
•	Rockefeller New York Municipal Bond ETF
•	Rockefeller Global Equity ETF
•	Rockefeller U.S. Small-Mid Cap ETF
•	4E Quality Growth ETF
•	GammaRoad Market Navigation ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by the Trust and Tidal and approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST III		TIDAL ETF SERVICES LLC

By:	/s/ Lissa M. Richter	By:	/s/ Eric Falkeis
Name:	Lissa M. Richter	Name:	Eric Falkeis
Title:	Secretary	Title:	President
Date:	7/30/2024	Date:	7/29/2024

Exhibit A
to the
Fund Administration Servicing Agreement

Separate Series (Funds) of Tidal Trust III

Name of Series

Impact Shares YWCA Women’s Empowerment ETF

Impact Shares NAACP Minority Empowerment ETF

Unity Wealth Partners Dynamic Capital Appreciation & Options ETF

TradersAI Large Cap Equity & Cash ETF

Rockefeller Opportunistic Municipal Bond ETF

Rockefeller California Municipal Bond ETF

Rockefeller New York Municipal Bond ETF

Rockefeller Global Equity ETF

Rockefeller U.S. Small-Mid Cap ETF

4E Quality Growth ETF

GammaRoad Market Navigation ETF